Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Talis Biomedical Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.0001 per share	457(c)	37,489,210	$1.03	$38,613,886.30	0.0000927	$3,579.51

Total Offering Amounts					$38,613,886.30		$3,579.51

Total Fee Previously Paid							—

Total Fee Offsets							$5,803.67(4)

Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Talis Biomedical Corporation	Form S-3	333-263592	March 16, 2022		$3,579.51(4)	Equity	Common Stock	37,489,210	$62,606,980.70

Fee-Offset Sources	Talis Biomedical Corporation	Form S-3	333-263592		March 16, 2022						$5,803.67(4)

(1)

The shares of Common Stock, par value $0.0001 per share (“Common Stock”), of the Registrant will be offered for resale by the selling stockholder. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional number of shares of Common Stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of Common Stock being registered pursuant to this registration statement.

(2)

Consists of an aggregate of 7,625,536 shares of the Common Stock, including an aggregate of 29,863,674 shares of Common Stock issuable upon the conversion of Series 1 convertible voting preferred stock, or if applicable, Series 2 convertible non-voting preferred stock, of the Registrant.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum offering price per share and maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on May 5, 2022, which date is within five business days prior to the filing of this registration statement.

(4)

On March 16, 2022, the Registrant filed a Registration Statement on Form S-3 (File No. 333-263592) (the “Prior Registration Statement”) with the SEC and paid a registration fee of $5,803.67. The Prior Registration Statement was withdrawn by filing a Form RW on April 22, 2022. No securities were sold under the Prior Registration Statement before it was withdrawn. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement against the fees previously paid in connection with the Prior Registration Statement. Accordingly, no additional registration fee is being paid in connection with the filing of this Registration Statement.